                                                                     Exhibit 8.2

                       (Arthur Andersen LLP Letterhead)
                       Form of State Income Tax Opinion
                                    1/18/00

[DATE], 2000

Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
689 Massachusetts  Avenue
Cambridge, MA 02139

Dear Board Members:

You have requested from Arthur Andersen LLP an opinion regarding the Massachusetts Financial Institutions Excise Tax consequences to Cambridgeport Mutual Holding Company ("MHC")/1/, Cambridgeport Bank ("Bank"), Port Financial Corp., ("SHC"); and the Massachusetts Personal Income Tax Consequences which apply to the "Eligible Account Holders" and "Supplemental Eligible Account Holders" of Bank resulting from the proposed conversion and reorganization of the existing mutual holding company structure to a stock holding company structure.

In rendering our opinion, we have relied upon certain facts and information presented in the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Stock Issuance dated October 19, 1999 ("Plan of Conversion") as well as the facts and representations shown below, under "Statement of Facts" and "Representations". We have also relied on the facts and representations made to Thacher Proffitt & Wood, Bank's legal counsel, and their "Federal Income Tax
Opinion," dated January  ____, 2000, summarized below.   We have assumed that
these facts and representations are complete and accurate and have not independently audited or otherwise verified any of these facts or representations. If any fact or representation contained herein or represented to or obtained from Bank's legal counsel that we have relied upon is not true, correct, and complete in all material respects, our opinion could change.

The discussions and conclusions set forth herein are based upon existing state tax law under the Massachusetts General Laws, related Income Tax Regulations, Judicial Decisions, Rulings, and Administrative Interpretations thereunder as of the date of this letter all of which are subject to change. Changes to these authorities may be prospective or retroactive and could significantly affect our opinions. Furthermore, any change in applicable federal income tax law that affects

___________________
/1/Capitalized terms used herein are defined in the Plan of Conversion, unless otherwise defined.

Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 2
_______2000


the opinion expressed by Thacher Proffitt & Wood could change our opinion. As a result, the opinions expressed herein would necessarily have to be re-evaluated in light of any such changes. However, we have no responsibility to update this opinion for any such changes occurring after the date of this opinion letter.

The opinions expressed herein are based solely upon our interpretation of the above authorities, are not binding on the Massachusetts Department of Revenue and there can be no assurance that the Massachusetts Department of Revenue will not take a position contrary to any of the opinions expressed herein. The opinions expressed herein reflect our assessment of the probable outcome of litigation and other adversarial proceedings based solely on an analysis of the existing tax authorities as of the date of this letter.

The opinion expressed herein is rendered only with respect to the opinion requested above and no opinion is expressed with respect to any other legal, federal, state or local tax or non-tax aspect of the Plan of Conversion. Our opinion is expressed under the heading "STATE INCOME TAX OPINION". This opinion is as of the date of this letter and we have no responsibility to update this opinion for events, transactions, circumstances or changes in any of the facts or representations occurring after this date.

We are rendering our opinion pursuant to Section 3.1, General Procedure for Conversion, of the Plan of Conversion. Our opinions are solely for the benefit of MHC, Bank, SHC, Eligible Account Holders and Supplemental Eligible Account Holders and are not intended to be relied upon by anyone other than the aforementioned. Furthermore, without the prior written consent of Arthur Andersen LLP, this letter may not be quoted in whole or in part or otherwise referred to in any documents or delivered to any other person or entity.

Statement of Facts

Conversion

Bank, headquartered in Cambridge, Massachusetts is a Massachusetts-chartered stock savings bank, which operates as a wholly owned subsidiary of MHC, a Massachusetts-chartered mutual holding company. In 1994, Bank reorganized into the mutual holding company form of organization and as a result became a wholly owned subsidiary of MHC.

Subsequently, on October 19, 1999, the Boards of Trustees of MHC and the Board of Directors of Bank adopted a Plan of Conversion providing for the conversion of MHC into the capital stock form of organization ("Conversion").

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 3
_______2000


The Conversion will be effected so that SHC, as successor in interest to MHC,
will continue to own 100% of the common stock of Bank.   SHC will issue
prioritized non-transferable subscription rights ("Subscription Rights") to certain persons, without payment, to purchase SHC common stock ("Holding Company Common Stock"). SHC may also offer Holding Company Common Stock shares not subscribed for, if any, for sale to the general public. SHC expects to contribute at least 50% of the net proceeds of the Conversion to Bank as additional capital.

Liquidation Account

For purposes of granting a priority claim to the assets of Bank in the event of a complete liquidation of Bank to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at Bank, SHC will, at the time of Conversion, establish a Liquidation Account in an amount equal to the net worth of MHC. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in the Liquidation Account balance (referred to as a Subaccount Balance). In the sole event of a complete liquidation, each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive a liquidation distribution from the Liquidation Account in the amount of their then current interest before any liquidation distribution may be made with respect to the stock of SHC.

Deposit Accounts

Upon Conversion, each deposit account holder of Bank will continue to hold exactly the same deposit account as the holder held immediately before the Conversion.

Capitalization

SHC will authorize 30 million shares of Holding Company Common Stock with a par value of $0.01 per share and 5 million shares of preferred stock with a par value of $0.01 per share. It is estimated that SHC will initially issue between 6,800,000 and 9,200,000 of its authorized shares of Holding Company Common Stock and no shares of its authorized preferred stock will be issued for sale in the Conversion.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 4
_______2000


Priority of Subscription Rights and Offerings

The Plan of Conversion provides for the issuance of Subscription Rights, without payment, to purchase Holding Company Common Stock of SHC to the following in descending order of priority:

1.   Eligible Account Holders: As first priority, each Eligible Account Holder
     ------------------------
     (depositors whose aggregate Deposit Accounts in Bank total $50 or more as of the close of business on July 31, 1998) will receive Subscription Rights to purchase shares of Holding Company Common Stock in the amount up to $1,000,000;

2.   Supplemental Eligible Account Holders: As second priority, each
     -------------------------------------
     Supplemental Eligible Account Holder (depositors whose aggregate Deposit Accounts in Bank total $50 or more as of the close of business on September 30, 1999) will receive Subscription Rights to subscribe for Holding Company Common Stock in the amount up to $1,000,000;

3.   Tax-Qualified Employee Stock Benefit Plans: As third priority, Tax-
     ------------------------------------------
     Qualified Employee Stock Benefit Plans will receive Subscription Rights to purchase up to eight percent of the shares of Holding Company Common Stock issued in the Conversion;

4.   Management: As fourth priority, directors, officers, employees, trustees
     ----------
     and Corporators of MHC or Bank, will receive Subscription Rights to subscribe for shares of Holding Company Common Stock in an amount up to $1,000,000;

5.   Public: SHC may offer its shares of Holding Company Common Stock
     -------
     unsubscribed in the above Subscription Offering (Categories 1-4) for sale to the general public through a Direct Community Offering (with preference given to natural persons residing in the Bank's Local Community), a Syndicated Community Offering and/or Public Offering.

Independent Appraisals of Subscription Rights and Conversion Stock

An independent appraisal of the Subscription Rights by RP Financial, LC., opines that the Subscription Rights have no value. RP Financial, LC., as an independent appraiser, has provided an independent valuation of the estimated pro-forma market value of Holding Company Common Stock to be issued in the Conversion which will be used as the basis for determining the Holding Company Common Stock price.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 5
_______2000


Representations

In the preparation of this opinion, Arthur Andersen LLP has relied on the following representations, which were derived, in part, from representations made to Thacher Proffitt & Wood for purposes of rendering their federal income tax opinion. Arthur Andersen LLP has not verified the accuracy of the following representations.

1. MHC is a Massachusetts-chartered mutual holding company; Bank is a Massachusetts-chartered stock savings bank; SHC is a stock holding company, charted as a Massachusetts corporation and will be authorized to exercise any and all powers, rights and privileges and will be subject to all limitations applicable to bank holding companies under applicable laws and regulations. SHC is registered under the Federal Bank Holding Company Act.

2. MHC, at the time of Conversion, will qualify as a financial institution under Massachusetts General Laws (MGL) Chapter 63, Sec. 1. MHC will file a notice of withdrawal of its Massachusetts security corporation classification, as defined in MGL Chapter 63, Sec. 38B, in accordance with Massachusetts Department of Revenue Directive 86-36, Security Corporations:
     Election for Voluntary Withdrawal. MHC's withdrawal of its security corporation classification will be made retroactive to MHC's taxable year beginning January 1, 2000. SHC, at the time of Conversion, will also qualify as a financial institution under MGL Chapter 63, Sec. 1.

3. MHC has no outstanding stock; mutual ownership interests in MHC are the only ownership interests in MHC.

4. The principal amount, interest rate, and maturity of each deposit account in the Bank, and the fair market value of each such deposit account, will not change by reason of the Conversion.

5. The fair market value of the interest in the SHC Liquidation Account received by a Bank depositor in the Conversion will approximately equal the fair market value of such depositor's interest in the liquidation proceeds of the Bank surrendered in exchange therefor.

6. The aggregate fair market value of the Qualifying Deposits held by Eligible Account Holders or Supplemental Eligible Account Holders at the close of the Eligibility Record

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 6
_______2000


     Date or the Supplemental Eligibility Record Date, respectively, will equal or exceed 99% of the aggregate fair market value of all deposit accounts in the Bank (including deposits of less than $50) as of the close of the Eligibility Date.

7. Immediately following the Conversion, depositors of the Bank will own all of the outstanding interests in the Liquidation Account and will own such interests solely by reason of their ownership of deposits in the Bank (including their right to liquidation proceeds) immediately before the Conversion.

8. Immediately following the Conversion, SHC will possess the same assets (except for assets used to pay expenses incurred in connection with the Conversion) and liabilities as those possessed by MHC immediately before the Conversion, plus the proceeds from the Offering.

9. Assets of MHC used to pay expenses of the Conversion (without reference to expenses related to the Offering), and any distributions by MHC will, in the aggregate, constitute less than 1% of the net assets of MHC

10. At the time of the Conversion, MHC will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in SHC, other than the nontransferable Subscription Rights.

11. SHC has no plan or intention to sell or otherwise dispose of any of the assets of MHC acquired in the Conversion, except for dispositions made in the ordinary course of business.

12. The liabilities of MHC assumed or succeeded to by SHC plus the liabilities, if any, to which the assets of MHC are subject, were incurred by MHC in the ordinary course of its business and are associated with such assets.

13. Following the Conversion, SHC will continue to engage in the same business in substantially the same manner as engaged in by MHC before the Conversion.

14. MHC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code of 1986 (the "Code").

15. No account holder in the Bank who is eligible to receive an interest in the Liquidation Account will be excluded from participating in the Liquidation Account.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 7
_______2000


16. SHC and each account holder of the Bank will pay its, his or her own expense, if any, of the Conversion.

17. SHC has no plan or intention to redeem or otherwise reacquire any of the stock issued in the Offering.

18. The stock of SHC issued in the Offering will not be callable or subject to mandatory redemption or to a put option.

19. At the time of the Conversion, the fair market value of the assets of MHC will equal or exceed the sum of MHC's liabilities and the amount of liabilities to which such assets are subject, and immediately before the Conversion, MHC will have a positive net worth.

20. None of the compensation received by an MHC employee who is also an Eligible Account Holder, Supplemental Eligible Account Holder or a member of Management will be separate consideration for, or allocable to, his or her status as an Eligible Account Holder, Supplemental Eligible Account Holder or a member of Management; none of the shares of SHC stock or interests in the Liquidation Account received by any employee pursuant to the Conversion will be separate consideration for, or allocable to, any employment agreement or arrangement; and the compensation paid the employee will be for services actually rendered and will be commensurate with the compensation that would be paid to third parties bargaining at arm's length for similar services.

21. There is no plan or intention for SHC or the Bank to be liquidated or merged with or acquired by another corporation following the Conversion.

22. There is no intercorporate indebtedness between MHC and the Bank that was issued, acquired, or that will be settled, at a discount.

23. No cash or other property will be given to Eligible Account Holders, Supplemental Eligible Account Holders or a members of Management in lieu of Subscription Rights or an interest in the Liquidation Account.

24. MHC is not an "investment company" within the meaning of section 368(a)(2)(F) of the Code.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 8
_______2000


25. No mutual ownership interests in MHC have been sold or otherwise transferred in connection with the Conversion, and prior to the consummation of the Conversion no such mutual ownership interest will be sold or otherwise transferred in connection with the Conversion. For purposes of this representation, "mutual ownership interests" means any liquidation or voting right in MHC.

26. No stock of SHC will be sold or otherwise transferred to SHC or to an SHC related party in connection with the Conversion. For purposes of this representation, an "SHC related party" means the Bank or any other corporation that, prior to or after the Conversion, either (i) is a member of the same affiliated group of corporations of which SHC is a member (or that will become a member by reason of the Conversion or by reason of any transaction related to the Conversion) within the meaning of Section 1504 of the Code (determined without application of Section 1504(b) of the Code), or (ii) owns (or that will own by reason of the Conversion or by reason of any transaction related to the Conversion) stock of SHC possessing at least 50% of the combined voting power of all classes of SHC stock entitled to vote or 50% or more of the total value of all SHC stock. In determining the existence of an SHC Related Party, a partner in a partnership (or a member of a limited liability company or of any other entity that is treated as a partnership for federal income tax purposes) shall be treated as owning or acquiring any stock owned or acquired by the partnership in accordance with that partner's interest in the partnership.

27. As determined by an independent appraisal, Subscription Rights to purchase shares of common stock in SHC have no value.

28. The exercise price of the Subscription Rights received by Bank's Eligible Account Holders and Supplemental Eligible Account Holders to purchase Holding Company Common Stock will be equal to the fair market value of the stock of SHC at the time of the completion of the Conversion as determined by an independent appraisal.

29. Bank's legal counsel, Thacher Proffitt & Wood, opines that for federal income tax purposes Bank, MHC, SHC each will not recognize gain or loss as a result of the Conversion.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 9
_______2000


30. Bank's legal counsel, Thacher Profitt & Wood, opines that for federal income tax purposes Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon their receipt of Subscription Rights to purchase shares of SHC, provided the amount to be paid for such shares is equal to the fair market value of such shares. In rendering this opinion, bank's legal counsel relies on the opinion of RP Financial, LC. that the Subscription Rights have no value.

Federal Income Tax Opinion

In preparation of this opinion, Arthur Andersen LLP has relied on the federal income tax opinion issued by, Thacher Proffitt & Wood with respect to the recognition of gain or loss to the parties of the Conversion. Thacher Proffitt & Wood has issued the following opinions, dated _____, 2000 , with respect to the federal income taxability:

1. The Conversion will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code;

2. None of the Bank, MHC, or SHC will recognize gain or loss as a result of the Conversion; and

3. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon their receipt of Subscription Rights (provided the Subscription Rights have no value as opinioned on by RP Financial, LC.) to purchase shares of SHC, provided the amount to be paid for such shares is equal to fair market value of such shares.

STATE INCOME TAX OPINION

Massachusetts Financial Institutions Excise Tax:
------------------------------------------------

Based solely on the Statement of Facts, Representations, and State Tax Discussion (re: Massachusetts Excise Tax) as set forth in this opinion letter and the federal income tax opinion of Thacher Proffitt & Wood that for federal income tax purposes no gain or loss will be recognized in the proposed Conversion by Bank, MHC or SHC, it is the opinion of Arthur Andersen LLP that:

 .    Bank, MHC, and SHC each will not recognize gain or loss for Massachusetts
     Financial Institutions Excise Tax purposes as a result of the Conversion.

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 10
_______2000


Massachusetts Personal Income Tax:
----------------------------------

Based solely on the Statement of Facts, Representations, and State Tax Discussion (re: Massachusetts Personal Income Tax) set forth in this opinion letter and the federal income tax opinion of Thacher Proffitt & Wood, it is the opinion of Arthur Andersen LLP that for Massachusetts Personal Income Tax purposes:

 .    Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon their receipt of Subscription Rights (provided the Subscription Rights have no value as opined on by RP Financial, LC.) to purchase Holding Company Common Stock, provided the amount to be paid for such shares is equal to fair market value of such shares.

State Tax Discussion

Massachusetts Financial Institutions Excise Tax:
------------------------------------------------

"Financial institutions" are subject to Massachusetts Financial Institutions Excise Tax under Massachusetts General Laws (MGL) Chapter 63, Sections 1, 2, 2A and 7.

"Financial institutions" are defined in MGL Ch. 63, Sec. 1, in pertinent parts, as "(a) any bank, banking association, trust company, federal or state savings and loans association ..., whether of issue or not, existing by authority of the United States, or any state or a foreign country, or any law of the commonwealth; (b) any other institution ...., the deposits or accounts of which are insured under the Federal Deposit Insurance Act or by the Federal Deposit
Insurance Corporation...(c) any corporation ....registered under the Federal
Bank Holding Company Act of 1956, or registered as a savings and loan holding company under the Federal National Housing Act, as amended, including any subsidiary which participates in the filing of a consolidated return of income to the federal government; (d) any corporation subject to supervision by the division of banks... or (e) any other corporation organized under the laws of the United States, the commonwealth or any other state or foreign country which, in substantial competition with financial institutions as defined in any or all of clauses (a) to (d), inclusive, derives more than fifty percent of its gross income... from loan origination, from lending activities,..."

Bank, a Massachusetts-chartered stock savings bank, MHC, a Massachusetts-charted mutual holding company, and SHC, a Massachusetts chartered stock bank holding company, registered

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 11
_______2000


under the Federal Bank Holding Company Act, are considered "financial institutions" as that term is defined in MGL Ch. 63, Sec. 1. MGL Ch. 63, Sec. 2 provides that "Every financial institution engaged in business in the commonwealth shall pay, on account of each taxable year, an excise measured by its net income determined to be taxable ... as defined in section two A ...." As financial institutions, Bank, MHC, and SHC will pay an excise tax measured by their respective taxable "net incomes."

"Net income" is defined in MGL Ch. 63, Sec 1 as "gross income, other than ninety-five percent of dividends received in any taxable year beginning on or after January 1, 1999 from or on account of the ownership of any class of stock if the financial institution owns fifteen percent or more of the voting stock of the institution paying the dividend, less the deductions, but not the credits allowable under the provisions of the Internal Revenue Code, as amended and in effect for the taxably year. For taxable years beginning on or after January 1, 1999, the provisions of section 291 of said Code shall not apply, and the provisions of section 171(a)(2) and 265 of said Code shall apply to the extent that the income to which the deductions relate is excludable from gross income. Deductions with respect to the following items, however, shall not be allowed except as otherwise provided: (a) dividends received, except as otherwise provided; (b) losses sustained in other taxable years; or (c) taxes on or measured by income, franchise taxes measured by net income, franchise taxes for the privilege of doing business and capital stock taxes imposed by any state."

Under MGL Ch. 63, Sec. 1, taxable "net income" begins with "gross income." "Gross income" is defined in MGL Ch. 63, Sec.1 as "gross income as defined under the provisions of the Internal Revenue Code, as amended and in effect for the taxable year, plus interest from bonds, notes and evidences of indebtedness of any state, including this commonwealth."

The Massachusetts Department of Revenue has issued Letter Rulings addressing the taxability of financial institutions converting from a mutual form to a stock form of operation. In Letter Ruling 1983-53 the Massachusetts Department of Revenue held that the conversion of a state-chartered mutual savings bank ("bank") to a state-charted stock savings bank ("converted bank") results in no gross income, gain or loss being realized for Massachusetts bank excise tax purposes by either the bank or converted bank as a result of the conversion provided that the conversion qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and provided no gain or loss will be recognized pursuant to Section 1032 of the Internal Revenue Code. (See also, Letter Ruling 1982-5 (conversion of a federal mutual savings and loan association to a federal stock savings and loan association), Letter Ruling 1983-61 (conversion of state-charted co-operative bank in mutual form to a state-charted

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 12
_______2000


co-operative bank in stock form); and Letter Ruling 1984-11 (conversion of a federal mutual savings bank to a federal stock savings bank) which similarly held).

In establishing a starting point for the calculation of Massachusetts taxable net income for financial institutions, Massachusetts begins with federal taxable income and makes no provisions for adjustments with respect to the proposed Conversion. Therefore, since no federal gross income or federal taxable income will be recognized as a result of the Conversion, no Massachusetts gross income or Massachusetts taxable income will be recognized.

Massachusetts Personal Income Tax:
---------------------------------

Individuals are subject to personal income taxation under MGL Ch. 62, Sec. 2 on their Massachusetts "gross income" less certain deductions and exemptions. The starting point for determining income subject to Massachusetts's personal income tax is Massachusetts "gross income." Massachusetts gross income is divided into Part A, Part B, and Part C income. MGL Ch. 62, Sec. 2(b). Part A gross income consists of non-Massachusetts bank taxable interest, dividends, and capital gain income from the sale or exchange of capital assets held for one year or less. Part B gross income consists of income which is not Part A gross income or Part C gross income. Part C gross income consists of capital gain income comprised of gains from the sale or exchange of capital assets held for more than one year. MGL Ch. 62, Sec. 2(b).

The above Massachusetts classes of gross income are defined by reference to "federal gross income" adjusted for differences between federal and Massachusetts basis in property, and certain modifications. MGL Ch. 62, Sec. 2(a). "Federal gross income" is defined as "gross income as defined under the Code". MGL Ch. 62, Sec. 1(d). The "Code" refers to the Internal Revenue Code, as amended on January 1, 1998, and in effect for the taxable year. MGL Ch. 62, Sec. 1(c).

Modifications that increase Massachusetts gross income relative to federal gross income include:

 .    Interest on state and municipal obligation exclusive of obligations issued by Massachusetts or its subdivisions, to the extent not includable in federal gross income. MGL Ch. 62, Sec. 2(a)(1)(A).
 .    Foreign source earned income excluded under Code Section 911.
     MGL Ch. 62, Sec. 2(a)(1)(C).
 .    For a Federal S corporation treated as a Massachusetts corporate trust, any amounts excluded under Subchapter S of the Code.
     MGL Ch. 62, Sec. 2(a)(1)(E).

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 13
_______2000


 .    Amounts determined to be Massachusetts gross income under any other provision of chapter 62 of the General Laws. MGL Ch. 62, Sec. 2(a)(1)(F).
 .    Any amount excluded under Code Section 128. MGL Ch. 62, Section 2(a)(1)(G).
 .    Certain amounts contributed on behalf of the taxpayer and not included in federal gross income. MGL Ch. 62, Sec. 2(a)(1)(I).

Modifications that decrease Massachusetts gross income relative to federal gross income include:

 .    Income with respect to which taxation by any state is prohibited by federal law such as interest of United States government obligations and dividends attributable to interest on obligations of the United States paid by a regulated investment company. MGL Ch. 62, Section 2(a)(2)(A).
 .    For a federal S corporation treated a Massachusetts corporate trust, any amount included under Subchapter S of the Code.
     MGL Ch. 62, Sec. 2(a)(2)(B).
 .    Income taxable to a trustee or other fiduciary received from the trustee or fiduciary. MGL. Ch. 62, Sec. 2(a)(2)(C).
 .    Dividends from a corporate trust, if the dividends are tax-exempt under
     MGL Ch. 62, Sec. 8.  MGL Ch. 62, Sec. 2(a)(2)(D).
 .    Income from contributory annuity, pension, endowment or retirement fund of the U.S. government or the commonwealth or any political subdivision thereof. MGL Ch. 62, Sec. 2(a)(2)(E).
 .    Income from plans or contracts described in Code sections 403(b), 404,
     408 or 409, subject to certain limitations. MGL Ch. 62, Sec. 2(a)(2)(F).
 .    Income received from the sale, lease or other transfer of a certain energy conservation and alternative energy development patents.
     MGL Ch. 62, Sec. 2(a)(2)(G).
 .    Social security benefits included in federal gross income.
     MGL Ch. 62, Sec. 2(a)(2)(H).
 .    Exempt interest dividends and capital gain dividends from a regulated investment company attributable to interest or capital gain from obligations issued by the commonwealth or political subdivisions.
     MGL Ch. 62, Sec. 2(a)(2)(I) and (J).

As a general rule, Massachusetts does not adopt federal tax law changes incorporated into the Internal Revenue Code after January 1, 1998. Chapter 319 of the Acts of 1998 incorporated into Massachusetts personal income tax law the Internal Revenue Code as amended on January 1, 1998, and in effect for the taxable year. As a result of the Chapter 319 Internal Revenue Code update, all amounts which are allowed to be excluded from federal gross income under the Internal Revenue Code as amended and in effect on January 1, 1998 are excluded from

                                                                           DRAFT
Boards of Trustees
Board of Directors
Cambridgeport Mutual Holding Company
Cambridgeport Bank
Port Financial Corp.
Page 14
_______2000


Massachusetts gross income, unless a specific Massachusetts statutory modification adds the amount back into Massachusetts gross income (See MGL Ch. 62 Sec. 2(a), TIR 98-8 and TIR 98-15).

The Massachusetts Department of Revenue has issued Letter Rulings addressing the taxability of eligible account holders of financial institutions converting from a mutual form to a stock form of operation. The Massachusetts Department of Revenue issued Letter Ruling 1983-53 holding that eligible account holders of a bank which changes its form of ownership from a state-chartered mutual savings bank to a state-chartered stock savings bank do not recognize any gain or loss by reason of either the conversion or the distribution of nontransferable subscription rights to purchase common stock provided that no gain or loss will be recognized for federal income tax purposes. (See also, Letter Ruling 1982-5 (conversion of federal mutual savings and loan association to federal stock savings and loan association), Letter Ruling 1983-61 (conversion of state-charted co-operative bank in mutual form to a state-charted co-operative bank in stock form); and Letter Ruling 1984-11 (conversion of a federal mutual savings bank to a federal stock savings bank) which similarly held).

In establishing a starting point for the calculation of Massachusetts gross income, Massachusetts begins with federal gross income as determined under the Internal Revenue Code as amended to January 1, 1998 and makes no provisions for modifications with respect to the proposed Conversion. Therefore, since no federal gross income would be recognized under the Internal Revenue Code as amended to January 1, 1998 as a result of the Conversion, no Massachusetts gross income or taxable income will be recognized.

                                     *****

We hereby consent to the filing of the opinion as an exhibit to the Application for Conversion filed with the Division of Banks of the Commonwealth of Massachusetts, as a supporting document to the Application to the Board of Governors of the Federal Reserve System on Form FRY-3 and as an exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Very truly yours,



Arthur Andersen LLP